CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



       We hereby consent to the use of our report, dated March 19, 2001, in this annual report on Form 10-KSB for MyTravelGuide.com, Inc.


/s/ DAVID COFFEY
David Coffey
Las Vegas, Nevada
April 16, 2001